UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2010

Hudson Pacific Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34789	27-1430478
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

11601 Wilshire Blvd., Suite 1600 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

(310) 445-5700	N/A
(Registrant’s telephone number, including area code)	(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Hudson Pacific Properties, Inc. (the “Company”) is filing this Current Report on Form 8-K to separately file and change the presentation of its historical financial statements and schedule that were initially included in its registration statement on Form S-11 (No. 333-164916) (“Original Filing”) to reflect a change in reporting entity as a result of the Company’s initial public offering, which was completed on June 29, 2010. The change in reporting entity and the reasons thereof have been more fully described in Note 1 to our historical financial statements included in this filing. We are also filing the historical financial statements of Howard Street Associates, LLC, our wholly-owned subsidiary, pursuant to S-X Rule 2-05.

This Current Report does not modify or update any disclosures or historical financial statements set forth in the Original Filing, and therefore the information contained in this report has not been updated to reflect any developments since the Original Filing except as noted herein.

The following financial statements are filed as part of this report:

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements

Annual Combined Financial Statements:
Report of Independent Registered Public Accounting Firm	3
Combined Balance Sheets as of December 31, 2009 and 2008	5
Combined Statements of Operations for the Years Ended December 31, 2009 and 2008, and the Period from February 14, 2007 (Commencement of Operations) to December 31, 2007	6
Combined Statements of Members’ Equity for the Years Ended December 31, 2009 and 2008, and the Period from February 14, 2007 (Commencement of Operations) to December 31, 2007	7
Combined Statements of Cash Flows for the Years Ended December 31, 2009 and 2008, and the Period from February 14, 2007 (Commencement of Operations) to December 31, 2007	8
Notes to Combined Financial Statements Years Ended December 31, 2009 and 2008, and the Period from February 14, 2007 (Commencement of Operations) to December 31, 2007	9
Schedule III Consolidated Real Estate and Accumulated Depreciation	30

Howard Street Associates, LLC:

Annual Financial Statements
Report of Independent Registered Public Accounting Firm	31
Balance Sheets as of December 31, 2009 and 2008	32
Statements of Operations for the Years Ended December 31, 2009 and 2008, and the Period from February 14, 2007 (Commencement of Operations) to December 31, 2007	33
Statements of Members’ Equity for the Years Ended December 31, 2009 and 2008, and the Period from February 14, 2007 (Commencement of Operations) to December 31, 2007	34
Statements of Cash Flows for the Years Ended December 31, 2009 and 2008, and the Period from February 14, 2007 (Commencement of Operations) to December 31, 2007	35
Notes to the Financial Statements Years Ended December 31, 2009 and 2008, and the Period from February 14, 2007 (Commencement of Operations) to December 31, 2007	36

(b)	Exhibits

Exhibit Number 23.1: Consent of Ernst & Young LLP.

Exhibit Number 23.2: Consent of McGladrey & Pullen, LLP.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of Hudson Pacific Properties, Inc.

We have audited the accompanying combined balance sheet, as of December 31, 2009 (as amended-see Note 1), of the entities listed in Note 1 (the “Company”), and the related combined statements of operations, members’ equity, and cash flows for the year then ended (as amended- see Note 1). Our audit also included the financial statement schedule of real estate and accumulated depreciation, as amended. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

We conducted our audit in accordance with the standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position at December 31, 2009, of the Company, and the combined results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic combined financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Note 1 to the combined financial statements, on June 29, 2010, the Company completed its initial public offering and the related formation transactions which included the exchange of equity interests between the Company and Howard Street Associates, LLC. This exchange of equity interests was a transaction between entities under common control. In accordance with Financial Accounting Standards Board Accounting Standards Codification 805 Business Combinations, the exchange of equity interests between these entities under common control has been accounted for similar to the pooling-of-interests method. For periods prior to the closing of the initial public offering and completion of the formation transactions, the Company’s combined financial statements were retrospectively amended to include the separate records of Howard Street Associates, LLC.

/s/    ERNST & YOUNG LLP

Los Angeles, California

November 22, 2010

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Hudson Pacific Properties, Inc.

We have audited the accompanying combined balance sheet of Hudson Pacific Properties Inc., which includes the combined real estate activity and holdings of certain entities as described in Note 1 to the combined financial statements (referred to as the “Company”), as of December 31, 2008 and the related combined statements of operations, members’ equity, and cash flows for the year ended December 31, 2008 and the period from February 14, 2007 (commencement of operations) to December 31, 2007. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Howard Street Associates, LLC, a wholly-owned consolidated subsidiary, which statements reflect total assets and revenues constituting 13.3 percent and 12.7 percent, respectively, in 2008, and revenues of 39.4 percent in 2007 of the related combined totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Howard Street Associates, LLC, is based solely on the report of the other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of the other auditors, the combined financial statements referred to above present fairly, in all material respects, the financial position of Hudson Pacific Properties, Inc. as of December 31, 2008 and the results of its operations and its cash flows for the year ended December 31, 2008 and the period from February 14, 2007 (commencement of operations) to December 31, 2007 in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the combined financial statements, on June 29, 2010, the Company completed its initial public offering and the related formation transactions which included a transaction between the Company and Howard Street Associates, LLC accounted for as entities under common control. For periods prior to the initial public offering, the Company’s combined financial statements were retrospectively amended to include Howard Street Associates, LLC.

/s/    MCGLADREY & PULLEN, LLP

Chicago, Illinois

November 22, 2010

Hudson Pacific Properties, Inc.

Combined Balance Sheets

As of December 31, 2009 and 2008

(In thousands)

	December 31, 2009	December 31, 2008
ASSETS
Investment in real estate, net	$412,478	$409,192
Cash and cash equivalents	3,694	5,813
Restricted cash	4,231	4,978
Accounts receivable, net of allowance of $308 and $186	1,273	1,228
Straight-line rent receivables	2,935	1,579
Deferred leasing costs and lease intangibles, net	19,219	19,045
Deferred financing costs, net	668	1,865
Prepaid expenses and other assets	3,736	2,337

TOTAL ASSETS	$448,234	$446,037

LIABILITIES AND EQUITY
Notes payable	$189,518	$185,594
Accounts payable and accrued liabilities	6,026	9,172
Below market leases	11,636	12,733
Security deposits	2,939	1,816
Prepaid rent	11,102	14,156
Interest rate contracts	425	835

TOTAL LIABILITIES	221,646	224,306
Commitments and contingencies
Controlling member’s equity	223,240	218,449
Non-controlling members’ equity	3,348	3,282

Total members’ equity	226,588	221,731

TOTAL LIABILITIES AND EQUITY	$448,234	$446,037

See accompanying notes.

Hudson Pacific Properties, Inc.

Combined Statements of Operations

For the Years Ended December 31, 2009 and 2008, and the

Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In thousands)

	2009	2008	2007
REVENUES
Office
Rental	$11,058	$8,235	$3,905
Tenant recoveries	2,029	1,504	620
Other	158	41	—

	13,245	9,780	4,525
Media & entertainment
Rental	19,909	22,075	4,215
Tenant recoveries	1,463	1,544	58
Other property related revenue	7,193	9,554	2,750
Other	60	92	7

	28,625	33,265	7,030

Total Revenue	41,870	43,045	11,555

OPERATING EXPENSES
Office operating expenses	6,322	3,003	1,182
Media & entertainment operating expenses	16,810	19,926	4,732
Depreciation and amortization	10,930	9,693	3,592

	34,062	32,622	9,506

Income from operations	7,808	10,423	2,049

OTHER EXPENSE (INCOME)
Interest expense	8,774	12,029	6,096
Interest income	(18)	(48)	(57)
Unrealized (gain) loss of interest rate contracts	(399)	835	24
Loss on sale of lot	—	208	—
Other	95	21	—

	8,452	13,045	6,063

Net income (loss)	(644)	(2,622)	(4,014)
Net loss attributable to non-controlling members	29	81	141

Loss attributable to controlling member’s equity	$(615)	$(2,541)	$(3,873)

See accompanying notes.

Hudson Pacific Properties, Inc.

Combined Statements of Members’ Equity

For the Years Ended December 31, 2009 and 2008, and the

Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In thousands)

	Controlling Member’s Equity	Non-controlling members Equity	Total Equity
Balance February 14, 2007 (commencement of operations)	$—	$—	$—
Contributions	78,527	1,934	80,461
Net loss	(3,873)	(141)	(4,014)

Balance December 31, 2007	$74,654	$1,793	$76,447
Contributions	193,060	2,023	195,083
Distributions	(46,724)	(453)	(47,177)
Net loss	(2,541)	(81)	(2,622)

Balance December 31, 2008	$218,449	$3,282	$221,731
Contributions	6,390	111	6,501
Distributions	(984)	(16)	(1,000)
Net loss	(615)	(29)	(644)

Balance December 31, 2009	$223,240	$3,348	$226,588

Hudson Pacific Properties, Inc.

Combined Statements of Cash Flows

For the Years Ended December 31, 2009 and 2008, and the

Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In thousands)

	2009	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(644)	$(2,622)	$(4,014)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	10,930	9,693	3,592
Amortization of deferred financing costs	1,549	2,454	1,001
Amortization of above-market lease intangibles	672	366	—
Amortization of below-market lease intangibles	(1,096)	(2,169)	(2,165)
Straight-line rent receivables	(1,356)	(1,579)	—
Bad debt expense	191	214	—
Unrealized gain on interest rate collar	(399)	835	24
Other non-cash losses	75	—	—
Loss on sale of assets	33	—	—
Loss on sale of lot	—	208	—
Changes in operating assets and liabilities:
Restricted cash	747	679	(8,290)
Accounts receivable	(236)	(595)	(846)
Lease commissions, prepaid expenses and other assets	(5,033)	(838)	(928)
Accounts payable and accrued liabilities	1,036	(1,287)	4,911
Security deposits	1,123	675	1,141
Prepaid rent	(3,054)	14,015	141

Net cash (used in) provided by operating activities	4,538	20,049	(5,433)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to investment property	(15,487)	(192,562)	(192,646)
Proceeds from sale of equipment	30	—	—
Purchase of Property	—	—	(46,257)
Proceeds from sale of lot	—	11,404	—
Restricted cash	—	2,632	—

Net cash used in investing activities	(15,457)	(178,526)	(238,903)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	3,924	41,937	167,531
Payments of notes payable	—	(23,875)	—
Contributions by members	6,501	195,083	80,461
Distributions to members	(1,000)	(47,177)	—
Payment of loan costs	(625)	(2,174)	(3,160)

Net cash provided by financing activities	8,800	163,794	244,832

Net (decrease) increase in cash and cash equivalents	(2,119)	5,317	496
Cash and cash equivalents—beginning of period	5,813	496	—

Cash and cash equivalents—end of period	$3,694	$5,813	$496

Supplemental cash flow information
Cash paid for interest, net of amounts capitalized	$8,123	$9,745	$4,409

Supplemental schedule of non-cash investing and financing activities
Accounts payable and accrued liabilities for property under development	$1,201	$5,692	$—

See accompanying notes.

Hudson Pacific Properties, Inc.

Notes to Combined Financial Statements

For the Years Ended December 31, 2009 and 2008, and the

Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In thousands)

1. Organization

Hudson Pacific Properties, Inc. (which is referred to in these financial statements as the “Company”, “we”, “us” or “our”) is comprised of the real estate activity and holdings of the entities comprising our predecessor (SGS Realty II, LLC, Sunset Bronson Entertainment Properties, LLC and HFOP City Plaza, LLC) and Howard Street Associates, LLC for reasons discussed below. The Company is engaged in the business of acquiring, owning, and developing real estate, consisting primarily of office and media and entertainment properties located in Southern California as described below in more detail. The Company completed its initial public offering (the “IPO”) of the common stock in June 2010, and in connection with the IPO, the Company completed the formation transactions and consolidated its asset management, property management, property development, leasing, tenant improvement construction, acquisition and financing businesses into Hudson Pacific Properties, L.P., the operating partnership formed by and managed by the Company; consolidated the ownership of our portfolio of office and media and entertainment properties, together with certain other real estate assets, under the operating partnership; facilitated the IPO; and allow the REIT to qualify as a real estate investment trust for U.S. federal income tax purposes commencing with the taxable year ending December 31, 2010.

As a result of our IPO, one of the entities comprising our predecessor, SGS Realty II, LLC, was determined to be the acquirer for accounting purposes. In addition, we concluded that any interests contributed by the controlling member of the other entities comprising our predecessor and Howard Street Associates, LLC was a transaction between entities under common control. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 805 Business Combinations (“ASC 805”), a “business combination” excludes the transfers of net assets or exchanges of equity interests between entities under common control. Further, the transfers of net assets or exchanges of equity interests between entities under common control should be accounted for similar to the pooling-of-interests method in that the entity that receives the net assets or the equity interests initially recognizes the assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity at the date of transfer. Because the Company, SGS Realty II, LLC, Sunset Bronson Entertainment Properties, LLC, HFOP City Plaza, LLC, and Howard Street Associates, LLC were under common control at the time of the initial public offering and the formation transactions, the transfer of assets and liabilities of each of these entities were accounted for at historical cost in a manner similar to a pooling of interests. For financial accounting purposes, the acquisition was viewed as a change in reporting entity and, as a result, we have retroactively changed the presentation of the Company’s financial statements for all periods subsequent to February 14, 2007, the date at which common control of the entities contributed by Farallon Partners, L.L.C. commenced. Accordingly, the Company’s historical combined balance sheets as of December 31, 2009 and 2008, and the historical combined statements of operations, equity and cash flows for the years ended December 31, 2009 and 2008 and for the period from February 14, 2007 (commencement of operations) through December 31, 2007 include the results of the Company, SGS Realty II, LLC, Sunset Bronson Entertainment Properties, LLC, HFOP City Plaza, LLC, and Howard Street Associates, LLC.

Below is a background summary of each of the four entities comprising the Company.

SGS Realty II, LLC (“SGS II”), a Delaware limited liability company was formed on August 2, 2007. SGS II is the sole member of SGS Realty I, LLC, a Delaware limited liability company, which is the sole member of SGS Holdings, LLC (“SGS”), a Delaware limited liability company. SGS was formed on July 31, 2007 to acquire and operate the media and entertainment campus known as Sunset Gower Studios located in Los Angeles, California consisting of soundstages, office space, support space and storage space (the “Sunset

Hudson Pacific Properties, Inc.

Notes to Combined Financial Statements

For the Years Ended December 31, 2009 and 2008, and the

Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In thousands)

Gower”) and to acquire and develop an adjacent parcel of land into an office building leased to Technicolor Creative Services USA, Inc. (“Technicolor Building”), the development of which was completed on June 1, 2008. The Sunset Gower Property and Technicolor building were purchased on August 17, 2007. SGS II also acquired a vacant media and entertainment office building on October 5, 2007 (the “6060 Building,” and together with Sunset Gower, the “Sunset Gower Property”). The 6060 Building has been under major renovation and redevelopment since its acquisition in October 2007. Pursuant to SGS II’s limited liability company agreement, profits, losses and distributions are to be allocated entirely to its sole member.

Sunset Bronson Entertainment Properties, LLC (“Sunset Bronson”), a Delaware limited liability company, was formed on March 10, 2008 by Sunset Studios Holdings, LLC, its sole member, to acquire and operate the media and entertainment campus known as Sunset Bronson Studios (formerly, Tribune Studios), located in Los Angeles, California, consisting of soundstages, office space, support space and storage space (the “Sunset Bronson Property”). The Sunset Bronson Property was acquired on January 30, 2008 by Sunset Studios Holdings, LLC and contributed to Sunset Bronson upon its formation. Pursuant to Sunset Bronson’s limited liability company agreement, profits, losses and distributions are to be allocated entirely to its sole member.

HFOP City Plaza, LLC (“City Plaza”), a Delaware limited liability company, was formed on August 26, 2008 by HFOP Associates, LLC (“City Plaza Parent”), its sole member, to acquire and operate the office building known as the City Plaza property located in Orange, California (the “City Plaza Property”). On August 26, 2008, City Plaza Parent acquired the mortgage on the City Plaza Property from an unrelated third party lender. In a simultaneous transaction, City Plaza acquired the City Plaza Property from the fee owner, subject to the mortgage held by its sole member, City Plaza Parent. Pursuant to City Plaza’s limited liability company agreement, profits, losses, and distributions are to be allocated entirely to its sole member.

Howard Street Associates, LLC (“875 Howard Street”), a Delaware limited liability company (the Company), was formed on December 6, 2006, to acquire, refurbish, re-tenant, improve, operate, market, lease, finance, and ultimately dispose of a commercial building located at 875-899 Howard Street, San Francisco, California (“875 Howard Street Property”). 875 Howard Street was acquired on February 15, 2007, and commenced operations on February 14, 2007. The members of 875 Howard Street are TMG-Flynn SOMA, LLC, a Delaware limited liability company and SOMA Square Investors, LLC, a Delaware limited liability company. Pursuant to 875 Howard Streets’ limited liability agreement, profits and losses are allocated in accordance with the partnership agreement and generally follow distributions.

As of December 31, 2009 and 2008 the Company’s real estate portfolio was comprised of the Sunset Gower Property, Technicolor Building, the Sunset Bronson Property, the City Plaza Property and the 875 Howard Street Property (collectively referred to as the “Properties” for purposes of those periods). As of December 31, 2007, the Company’s real estate was comprised of the Sunset Gower Property and the 875 Howard Street Property (referred to as the “Properties” for purposes of that period).

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying combined financial statements of Hudson Pacific Properties, Inc. are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The effect of all significant

Hudson Pacific Properties, Inc.

Notes to Combined Financial Statements

For the Years Ended December 31, 2009 and 2008, and the

Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In thousands)

intercompany balances and transactions has been eliminated. The real estate entities included in the accompanying combined financial statements have been combined on the basis that, for the periods presented, such entities were under common control, common management, and common ownership.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of commitments and contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from these estimates.

Investment in Real Estate Properties

The Properties are carried at cost less accumulated depreciation and amortization. The Company allocates the cost of an acquisition, including the assumption of liabilities, to the acquired tangible assets and identifiable intangibles based on their estimated fair values in accordance with GAAP. The Company assesses fair value based on estimated cash flow projections that utilize appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of tangible assets of an acquired property considers the value of the property as if it was vacant.

The Company records acquired “above and below” market leases at fair value using discount rates which reflect the risks associated with the leases acquired. The amount recorded is based on the present value of the difference between (i) the contractual amounts to be paid pursuant to each in-place lease and (ii) management’s estimate of fair market lease rates for each in-place lease, measured over a period equal to the remaining term of the lease for above-market leases and the initial term plus the extended term for any leases with below market renewal options. Other intangible assets acquired include amounts for in-place lease values that are based on the Company’s evaluation of the specific characteristics of each tenant’s lease. Factors considered include estimates of carrying costs during hypothetical expected lease-up periods, market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes estimates of lost rents at market rates during the hypothetical expected lease-up periods, which are dependent on local market conditions. In estimating costs to execute similar leases, the Company considers leasing commissions, legal and other related costs.

The Company capitalizes direct construction and development costs, including predevelopment costs, interest, property taxes, insurance and other costs directly related and essential to the acquisition, development or construction of a real estate project. Construction and development costs are capitalized while substantial activities are ongoing to prepare an asset for its intended use. The Company considers a construction project as substantially complete and held available for occupancy upon the completion of tenant improvements, but no later than one year after cessation of major construction activity. Costs incurred after a project is substantially complete and ready for its intended use, or after development activities have ceased, are expensed as incurred. Costs previously capitalized related to abandoned acquisitions or developments are charged to earnings. Expenditures for repairs and maintenance are expensed as incurred.

Hudson Pacific Properties, Inc.

Notes to Combined Financial Statements

For the Years Ended December 31, 2009 and 2008, and the

Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In thousands)

The Company computes depreciation using the straight-line method over the estimated useful lives of a range of 39 years for building and improvements, 15 years for land improvements, 5 or 7 years for furniture and fixtures and equipment, and over the life of the lease for tenant improvements. Depreciation is discontinued when a property is identified as held for sale. Above- and below-market lease intangibles are amortized primarily to revenue over the remaining non-cancellable lease terms and bargain renewal periods, if any. Other in-place lease intangibles are amortized to expense over the remaining non-cancellable lease term and bargain renewal periods, if any.

Impairment of Long-Lived Assets

The Company assesses the carrying value of real estate assets and related intangibles, whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable in accordance with GAAP. Impairment losses are recorded on real estate assets held for investment when indicators of impairment are present and the future undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. The Company recognizes impairment losses to the extent the carrying amount exceeds the fair value of the properties. Properties held for sale are recorded at the lower of cost or estimated fair value less cost to sell. The Company did not record any impairment charges related to its real estate assets and related intangibles during the years ended December 31, 2009 and 2008, nor during the period from February 14, 2007 (commencement of operations) to December 31, 2007.

Cash and Cash Equivalents

Cash and cash equivalents are defined as cash on hand and in banks plus all short-term investments with a maturity of three months or less when purchased.

The Company maintains some of its cash in bank deposit accounts which, at times, may exceed the federally insured limit. No losses have been experienced related to such accounts.

Restricted Cash

Restricted cash consists of amounts held by lenders to provide for future real estate taxes and insurance expenditures, repairs and capital improvements reserves, general and other reserves and security deposits.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are comprised of amounts due for monthly rents and other charges. The Company maintains an allowance for doubtful accounts, including an allowance for straight-line rent receivables, for estimated losses resulting from tenant defaults or the inability of tenants to make contractual rent and tenant recovery payments. The Company monitors the liquidity and creditworthiness of its tenants and operators on an ongoing basis. This evaluation considers industry and economic conditions, property performance, credit enhancements and other factors. For straight-line rent amounts, the Company’s assessment is based on amounts estimated to be recoverable over the term of the lease. At December 31, 2009 and 2008, management believes that the collectability of straight-line rent balances are reasonably assured; accordingly, no allowance was established against straight-line rent receivables. The Company evaluates the collectability of accounts receivable based on a combination of factors. The allowance for doubtful accounts is based on specific identification of uncollectible accounts and the Company’s historical collection experience. The Company recognizes an

Hudson Pacific Properties, Inc.

Notes to Combined Financial Statements

For the Years Ended December 31, 2009 and 2008, and the

Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In thousands)

allowance for doubtful accounts based on the length of time the receivables are past due, the current business environment and the Company’s historical experience. Historical experience has been within management’s expectations.

Members’ Equity

For all periods presented, the controlling member’s equity represents the equity owned by entities controlled by Farallon Capital, L.L.C. The non-controlling members’ equity in SGS Realty II, LLC, Sunset Bronson Entertainment Properties, LLC and HFOP City Plaza, LLC represents the equity owned by entities controlled by Hudson Capital, LLC and the non-controlling members’ equity in Howard Street Associates, LLC represents the equity owned by TMG-Flynn SOMA, LLC.

Revenue Recognition

The Company recognizes rental revenue from tenants on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased asset. For assets acquired subject to leases, the Company recognizes revenue upon acquisition of the asset, provided the tenant has taken possession or controls the physical use of the leased asset. If the lease provides for tenant improvements, the Company determines whether the tenant improvements, for accounting purposes, are owned by the tenant or the Company. When the Company is the owner of the tenant improvements, the tenant is not considered to have taken physical possession or have control of the physical use of the leased asset until the tenant improvements are substantially completed. When the tenant is the owner of the tenant improvements, any tenant improvement allowance that is funded is treated as a lease incentive and amortized as a reduction of revenue over the lease term. Tenant improvement ownership is determined based on various factors including, but not limited to:

•	whether the lease stipulates how and on what a tenant improvement allowance may be spent;

•	whether the tenant or landlord retains legal title to the improvements at the end of the lease term;

•	whether the tenant improvements are unique to the tenant or general-purpose in nature; and

•	whether the tenant improvements are expected to have any residual value at the end of the lease.

Certain leases provide for additional rents contingent upon a percentage of the tenant’s revenue in excess of specified base amounts or other thresholds. Such revenue is recognized when actual results reported by the tenant, or estimates of tenant results, exceed the base amount or other thresholds. Such revenue is recognized only after the contingency has been removed (when the related thresholds are achieved), which may result in the recognition of rental revenue in periods subsequent to when such payments are received.

Other property related revenue is revenue that is derived from the tenants’ use of lighting, equipment rental, parking, power, HVAC and telecommunications (phone and internet). Other property related revenue is recognized when these items are provided.

Tenant recoveries related to reimbursement of real estate taxes, insurance, repairs and maintenance, and other operating expenses are recognized as revenue in the period the applicable expenses are incurred. The

Hudson Pacific Properties, Inc.

Notes to Combined Financial Statements

For the Years Ended December 31, 2009 and 2008, and the

Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In thousands)

reimbursements are recognized and presented gross, as the Company is generally the primary obligor with respect to purchasing goods and services from third-party suppliers, has discretion in selecting the supplier and bears the associated credit risk.

The Company recognizes gains on sales of properties upon the closing of the transaction with the purchaser. Gains on properties sold are recognized using the full accrual method when (i) the collectability of the sales price is reasonably assured, (ii) the Company is not obligated to perform significant activities after the sale, (iii) the initial investment from the buyer is sufficient and (iv) other profit recognition criteria have been satisfied. Gains on sales of properties may be deferred in whole or in part until the requirements for gain recognition have been met.

Deferred Financing Costs

Deferred financing costs are amortized over the term of the respective loan.

Derivative Financial Instruments

The Company manages interest rate risk associated with borrowings by entering into interest rate derivative contracts. The Company recognizes all derivatives on the balance sheet at fair value. Derivatives that are not hedges are adjusted to fair value and the changes in fair value are reflected as income or expense. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives are either offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings, or recognized in other comprehensive income, which is a component of equity. The ineffective portion of a derivative’s change in fair value is immediately recognized in earnings.

The Company held one interest rate collar instrument and two interest rate cap instruments at December 31, 2009 and 2008. The Company did not use hedge accounting for these instruments.

Income Taxes

The Company’s taxable income is reportable by its members. The entities comprising the Company are limited liability companies and are treated as pass-through entities for income tax purposes. Accordingly, no provision has been made for federal income taxes in the accompanying combined financial statements. The Company is subject to the statutory requirements of the state in which it conducts business.

Fair Value of Assets and Liabilities

Under GAAP, the Company is required to measure certain financial instruments at fair value on a recurring basis. In addition, the Company is required to measure other financial instruments and balances at fair value on a non-recurring basis (e.g., carrying value of impaired real estate and long-lived assets). Fair value is defined as the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The GAAP fair value framework uses a three-tiered approach. Fair value measurements are classified and disclosed in one of the following three categories:

•	Level 1: unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

Hudson Pacific Properties, Inc.

Notes to Combined Financial Statements

For the Years Ended December 31, 2009 and 2008, and the

Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In thousands)

•

Level 2: quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

•	Level 3: prices or valuation techniques where little or no market data is available that requires inputs that are both significant to the fair value measurement and unobservable.

When available, the Company utilizes quoted market prices from an independent third-party source to determine fair value and classifies such items in Level 1 or Level 2. In instances where the market for a financial instrument is not active, regardless of the availability of a nonbinding quoted market price, observable inputs might not be relevant and could require the Company to make a significant adjustment to derive a fair value measurement. Additionally, in an inactive market, a market price quoted from an independent third party may rely more on models with inputs based on information available only to that independent third party. When the Company determines the market for a financial instrument owned by the Company to be illiquid or when market transactions for similar instruments do not appear orderly, the Company uses several valuation sources (including internal valuations, discounted cash flow analysis and quoted market prices) and establishes a fair value by assigning weights to the various valuation sources.

Changes in assumptions or estimation methodologies can have a material effect on these estimated fair values. In this regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, may not be realized in an immediate settlement of the instrument.

The Company considers the following factors to be indicators of an inactive market: (i) there are few recent transactions, (ii) price quotations are not based on current information, (iii) price quotations vary substantially either over time or among market makers (for example, some brokered markets), (iv) indexes that previously were highly correlated with the fair values of the asset or liability are demonstrably uncorrelated with recent indications of fair value for that asset or liability, (v) there is a significant increase in implied liquidity risk premiums, yields, or performance indicators (such as delinquency rates or loss severities) for observed transactions or quoted prices when compared with the Company’s estimate of expected cash flows, considering all available market data about credit and other nonperformance risk for the asset or liability, (vi) there is a wide bid-ask spread or significant increase in the bid-ask spread, (vii) there is a significant decline or absence of a market for new issuances (that is, a primary market) for the asset or liability or similar assets or liabilities, and (viii) little information is released publicly (for example, a principal-to-principal market).

The Company considers the following factors to be indicators of non-orderly transactions: (i) there was not adequate exposure to the market for a period before the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets or liabilities under current market conditions, (ii) there was a usual and customary marketing period, but the seller marketed the asset or liability to a single market participant, (iii) the seller is in or near bankruptcy or receivership (that is, distressed), or the seller was required to sell to meet regulatory or legal requirements (that is, forced), and (iv) the transaction price is an outlier when compared with other recent transactions for the same or similar assets or liabilities.

In August 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2009-05, Fair Value Measurements and Disclosures (Topic 820), Measuring Liabilities at Fair

Hudson Pacific Properties, Inc.

Notes to Combined Financial Statements

For the Years Ended December 31, 2009 and 2008, and the

Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In thousands)

Value . This update provides amendments to the Accounting Standard Codification (“ASC”) for the fair value measurement of liabilities. In circumstances in which a quoted price in an active market for the identical liability is not available, the reporting entity is required to measure fair value using (i) a valuation technique that uses the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities when traded as assets, or (ii) another valuation technique that is consistent with the principles of fair value measurement, such as the income approach or the market approach. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. These amendments to the ASC are effective upon issuance and did not have a significant impact on the combined financial statements of the Company.

The Company’s interest rate collar and interest rate cap agreements are classified as Level 2 and their fair value is derived from estimated values obtained from the counterparties based on observable market data for similar instruments.

Unrealized gain associated with Level 2 liabilities was $399 for the year ended December 31, 2009. Unrealized loss associated with Level 2 liabilities was $835 and $24 for the year ended December 31, 2008 and the period from February 14, 2007 (commencement of operations) through December 31, 2007, respectively.

Recent Accounting Pronouncements

In April 2009, the FASB issued additional disclosure provisions of ASC 825-10, Financial Instruments — Overall (previously Statement of Financial Accounting Standards (“SFAS”) 161) (“ASC 825-10”). ASC 825-10 requires disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies in addition to the annual financial statements. ASC 825-10 is effective for interim periods and fiscal years ending after June 15, 2009. Prior period presentation is not required for comparative purposes at initial adoption. The adoption of ASC 825-10 on June 30, 2009 did not have a material impact on the Company’s combined financial position or results of operations.

In May 2009, the FASB issued ASC 855, Subsequent Events (previously SFAS 165) (“ASC 855”). ASC 855 provides general guidelines to account for the disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued. These guidelines are consistent with current accounting requirements, but clarify the period, circumstances, and disclosures for properly identifying and accounting for subsequent events. ASC 855 is effective for interim periods and fiscal years ending after June 15, 2009. The adoption of ASC 855 on June 30, 2009 did not have a material impact on the Company’s combined financial position or results of operations.

In June 2009, the FASB Accounting Standards Codification (the “Codification”) was issued in the form of ASC 105, Generally Accepted Accounting Principles (previously SFAS 168) (“ASC 105”). Upon issuance, the Codification became the single source of authoritative, nongovernmental GAAP. The Codification reorganized GAAP pronouncements into accounting topics, which are displayed using a single structure. Certain Securities and Exchange Commission (“SEC”) guidance is also included in the Codification and will follow a similar topical structure in separate SEC sections. ASC 105 is effective for interim periods and fiscal years ending after September 15, 2009. The adoption of the Codification on September 30, 2009 did not have a material impact on the Company’s combined financial position or results of operations.

Hudson Pacific Properties, Inc.

Notes to Combined Financial Statements

For the Years Ended December 31, 2009 and 2008, and the

Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In thousands)

Changes to GAAP are established by the FASB in the form of accounting standards updates (ASUs) to the FASB’s Accounting Standards Codification. We consider the applicability and impact of all ASUs. Newly issued ASUs not listed below are expected to not have any material impact on our consolidated financial position and results of operations, because either the ASU is not applicable or the impact is expected to be immaterial.

In January 2010, we adopted FASB guidance contained in ASU No. 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This standard requires an enterprise to perform an analysis to determine whether an enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity. Additionally, an enterprise is required to assess whether it has an implicit financial responsibility to ensure that a variable interest entity operates as designed when determining whether it has the power to direct the activities of the variable interest entity that most significantly impact the entity’s economic performance. The adoption of ASU 2009-17 did not have a material effect on our consolidated financial position or results of operations.

In January 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This guidance provides for new disclosures requiring us to (i) disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers and (ii) present separately information about purchases, sales, issuances and settlements in the reconciliation of Level 3 fair value measurements. This guidance also provides clarification of existing disclosures requiring us to (i) determine each class of assets and liabilities based on the nature and risks of the investments rather than by major security type and (ii) for each class of assets and liabilities, disclose the valuation techniques and inputs used to measure fair value for both Level 2 and Level 3 fair value measurements. This ASU is effective for annual and interim reporting periods beginning after December 15, 2009 for most of the new disclosures and for periods beginning after December 15, 2010 for the new Level 3 disclosures. The adoption of this ASU did not have a material effect on our financial position and results of operations as it only addresses disclosures.

In February 2010, the FASB issued ASU No. 2010-09, Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements. This standard amends the authoritative guidance for subsequent events that was previously issued and, among other things, exempts SEC registrants from the requirement to disclose the date through which it has evaluated subsequent events for either original or restated financial statements. This standard does not apply to subsequent events or transactions that are within the scope of other applicable GAAP that provides different guidance on the accounting treatment for subsequent events or transactions. The adoption of this ASU did not have a material effect on our financial position and results of operations as it only addresses disclosures.

Hudson Pacific Properties, Inc.

Notes to Combined Financial Statements

For the Years Ended December 31, 2009 and 2008, and the

Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In thousands)

3. Investment in Real Estate

Investment in real estate consisted of the following as of:

	December 31, 2009	December 31, 2008
Land	$193,042	$193,042
Building and improvements	204,027	202,006
Tenant improvements	14,344	4,082
Furniture and fixtures	11,051	10,304
Less: accumulated deprecation	(16,868)	(8,810)

	405,596	400,624
Property under development	6,882	8,568

	$412,478	$409,192

	Year ended December 31, 2009	Year ended December 31, 2008	Period from February 14, 2007 (commencement of operations) to December 31, 2007
Investment in real estate
Beginning balance	$418,002	$239,378	$—
Acquisitions	—	170,702	227,600
Improvements, capitalized costs	11,420	19,534	11,778
Cost of property sold	(76)	(11,612)	—

Ending balance	$429,346	$418,002	$239,378

Accumulated Depreciation
Beginning balance	$(8,810)	$(2,306)	$—
Additions	(8,071)	(6,504)	(2,306)
Deletions	13	—	—

Ending balance	$(16,868)	$(8,810)	$(2,306)

SGS capitalized interest cost relating to the development of the Technicolor Building in the amounts of $0, $1,054 and $1,075 for the years ended December 31, 2009 and 2008, and the period from February 14, 2007 (commencement of operations) to December 31, 2007, respectively. SGS capitalized real estate taxes relating to the development of the Technicolor Building in the amounts of $0, $401 and $195 for the years ended December 31, 2009 and 2008, and the period from February 14, 2007 (commencement of operations) to December 31, 2007, respectively.

During 2009, the 875 Howard Street Property began a redevelopment of a portion of the property, which was completed during 2010. For the year ended December 31, 2009, the 875 Howard Street Property capitalized $544 of interest expense and $358 of property operating costs as part of the redevelopment.

Hudson Pacific Properties, Inc.

Notes to Combined Financial Statements

For the Years Ended December 31, 2009 and 2008, and the

Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In thousands)

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Date of acquisition	SGS August 17, 2007	6060 Building October 5, 2007	Sunset Bronson January 30, 2008	875 Howard Street Property February 14, 2007	City Plaza August 26, 2008
Land	$80,248	$2,100	$89,309	$18,058	$14,939
Building and improvements	83,473	—	24,886	38,768	33,149
Property under development	—	815	—	—	—
Tenant improvements	—	—	487	2,278	931
Furniture and fixtures	1,860	—	7,001	—	—
Above market leases	1,815	—	—	—	1,296
Below market leases	—	—	—	(17,067)	—
In-place leases	9,391	—	3,541	3,963	3,181
Trade name	1,021	—	—	—	—

Net assets acquired	$177,808	$2,915	$125,224	46,000	$53,496

The table below shows the pro forma financial information (unaudited) for the year ended December 31, 2008 for the Predecessor as if the City Plaza Property and Sunset Bronson Property had been acquired as of January 1, 2008. The Technicolor Building was completed and placed into service on June 1, 2008 and only had a partial year of operating in 2008.

	Predecessor (Actual)	Predecessor (Pro forma)
Total revenues	$35,588	$39,240
Operating expenses	(28,302)	(33,123)
Interest expense	(7,977)	(8,115)
Net loss	$(158)	$(1,998)

The table below shows the pro forma financial information (unaudited) for the period from February 14, 2007 (commencement of operations) to December 31, 2007 for the Predecessor, as if the Sunset Gower Property had been acquired as of the beginning of the period.

	Predecessor (Actual)	Predecessor (Pro forma)
Total revenues	$7,030	$18,551
Operating expenses	(5,473)	(16,614)
Interest expense	(3,860)	(8,073)
Net loss	$(2,260)	$(6,136)

Hudson Pacific Properties, Inc.

Notes to Combined Financial Statements

For the Years Ended December 31, 2009 and 2008, and the

Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In thousands)

The table below shows the pro forma financial information (unaudited) for the period from February 14, 2007 (commencement of operations) to December 31, 2007 for the Predecessor, as if the 875 Howard Street Property had been acquired as of the beginning of the period.

	Predecessor (Actual)	Predecessor (Pro forma)
Total revenues	$4,525	$5,171
Operating expenses	(4,033)	(4,609)
Interest expense	(2,236)	(2,555)
Net loss	$(1,754)	$(2,005)

On March 25, 2008, Sunset Bronson sold to an unrelated third party a 37,351 square foot (unaudited) vacant lot with approximately 56,026 square feet of FAR (unaudited) for a sale price of $12, which resulted in a loss of $208.

4. Lease Costs and Lease Intangibles and Below Market Leases

At December 31, 2009 and 2008 gross lease intangibles were comprised of $3,111 of above market tenant lease intangibles and $18,954 of in-place lease intangibles. At December 31, 2009 and 2008 gross lease costs were comprised of $5,063 and $1,689, respectively. At December 31, 2009 and 2008 the accumulated amortization of lease intangibles was $7,909 and $4,709, respectively.

During the years ended December 31, 2009 and 2008, and during the period from February 14, 2007 (commencement of operations) to December 31, 2007, the Company recognized $2,528, $3,059 and $1,286, respectively, of amortization expense related to lease costs and in-place leases, and amortized $672, $366, and $0, respectively, of above-market leases against rental revenue. The weighted-average amortization period for lease intangibles is 4.35 years.

As of December 31, 2009 the estimated aggregate amortization of lease intangibles for each of the next five years and thereafter:

2010	$2,307
2011	1,924
2012	1,670
2013	1,582
2014	1,548
Thereafter	5,998

$15,029

At December 31, 2009 and 2008 below market leases were comprised of $17,066 and $17,067, respectively. At December 31, 2009 and 2008 the accumulated amortization of below market leases was $5,430 and 4,334, respectively. During the years ended December 31, 2009 and 2008, and during the period from February 14, 2007 (commencement of operations) to December 31, 2007, the Company amortized $1,096, $2,169, and $2,165, respectively of below-market leases in rental revenue.

Hudson Pacific Properties, Inc.

Notes to Combined Financial Statements

For the Years Ended December 31, 2009 and 2008, and the

Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In thousands)

As of December 31, 2009 the estimated amortization of below market lease intangibles for each of the next five years and thereafter:

2010	$880
2011	881
2012	881
2013	881
2014	881
Thereafter	7,232

$11,636

5. Deferred Financing Costs, Prepaid Expenses and Other Assets

	December 31, 2009	December 31, 2008
Prepaid insurance	1,146	1,167
Prepaid property taxes	1,412	—
Trade name, net of accumulated amortization of $243 and $140, respectively	779	881
Other	399	289

	$3,736	$2,337

Deferred financing costs are amortized over the term of the respective loan. Loan costs, net of amortization, totaled $668 and $1,865 as of December 31, 2009 and 2008, respectively, and are included in deferred financing costs, net of accumulated amortization of $1,780 and $3,344 as of December 31, 2009 and 2008, respectively, in the accompanying combined balance sheets.

Prepaid expenses and other assets consisted of the following as of:

Trade name is amortized over a ten year period from the date of acquisition of Sunset Gower.

6. Notes Payable

On February 15, 2007, the 875 Howard Street Property obtained a loan commitment of $57,628 with a bank as financing, with monthly interest-only payments due. An initial loan advance of $32,618 was made on February 15, 2007 and additional draws were taken of $633, $343 and $3,924, during the period from February 14, 2007 (Commencement of Operations) to December 31, 2007, and the years ended December 31, 2008 and 2009, respectively. The additional loan advances are for capital expenses, leasing expenses, operating expenses, and interest coverage expenses. The loan was originally scheduled to mature on February 13, 2011, subject to an option to extend the maturity date for one 12-month term upon compliance with certain terms and conditions. In June 2010, the loan was repaid. The loan is secured by a deed of trust, assignment of leases, security agreement, and fixture filing on the 875 Howard Street Property.

Hudson Pacific Properties, Inc.

Notes to Combined Financial Statements

For the Years Ended December 31, 2009 and 2008, and the

Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In thousands)

The loan bears interest at the 30-day LIBOR plus 1.75% (2.000% at December 31, 2009, 3.625% at December 31, 2008, and 7.0% at December 31, 2007). The loan interest rate is reset on the second London business day before the ninth day of each calendar month, and is rounded up to the nearest one-eighth of one percent (1/8%).

Under the loan agreement, the 875 Howard Street Property was required to purchase an interest rate cap agreement and maintain such a cap for the duration of the loan until the loan is fully repaid. On February 14, 2007, the Company purchased, for a premium of $24, an interest rate cap effective February 14, 2007 through February 14, 2009, which limited its LIBOR exposure to a maximum rate of 6.25%. Upon the termination of the interest rate cap, the 875 Howard Street Property purchased, for a premium of $11, an interest rate cap effective February 14, 2009 through February 14, 2010, which limited its LIBOR exposure to a maximum rate of 4.25%. Under a separate agreement entered into between the bank and the 875 Howard Street Property, the 875 Howard Street Property right, title, and interest in the cap were assigned directly to the bank, such that during the period of time the loan remains outstanding, in the event that LIBOR exceeded the capped rate, the excess due to the 875 Howard Street Property from the provider of the cap will be paid directly to the bank, resulting in the 875 Howard Street Property limiting its variable portion of the interest expense to the capped rate plus 1.75%. Through December 31, 2009, no amounts have been paid to the bank under the interest rate cap as the LIBOR has not exceeded the capped rate.

The 875 Howard Street Property is exposed to credit loss in the event of non-performance by other parties to the interest rate cap agreement; however, the Howard Street property does not anticipate any non-performance by counter parties.

On May 12, 2008, Sunset Bronson entered into a loan agreement in the amount of $39,000, $37,000 of which was distributed, net of closing costs, to the member in connection with the acquisition of the Sunset Bronson Property, with the remaining $2,000 being held by the lender. The debt bears interest per annum equal to the one-month LIBOR plus 3.65%. The interest rates, inclusive of the spread, at December 31, 2009 and 2008 were 3.89% and 5.55%, respectively. The weighted average interest rates during the years ended December 31, 2009 and 2008 were 4.00% and 6.28%, respectively. The loan is payable in monthly installments of interest only, with any unpaid interest and principal due at maturity, May 30, 2010. However, management has executed an agreement with the current lenders to extend the maturity date under this loan to April 30, 2011. The loan can be extended for up to an initial additional period of 13 months and a subsequent period of 12 months if certain conditions are met including the payment of an Extension Fee (as defined in the loan agreement) of 0.25% of the outstanding principal amount of the loan plus any outstanding undisbursed loan capacity of the loan as of the extension date, having a Loan to Value Ratio (as defined in the loan agreement) of the property that does not exceed 48%, and having a 1.35 to 1.0 Debt Service Coverage Ratio (as defined in the loan agreement). Management believes it will meet the loan extension conditions to extend this loan. The loan is collateralized by substantially all of the assets of Sunset Bronson including an assignment of rents and leases. The outstanding balance of this loan at December 31, 2009 and 2008 was $37,000.

As a requirement of the Sunset Bronson mortgage loan, Sunset Bronson entered into an interest rate collar agreement with a notional amount of $37,000, which sets the interest rate cap at 3.87% and the floor at 2.55%. The expiration date of the collar is June 1, 2010. Sunset Bronson has not designated the interest rate collar agreement as a hedging instrument for accounting purposes; therefore, the change in the fair value of the

Hudson Pacific Properties, Inc.

Notes to Combined Financial Statements

For the Years Ended December 31, 2009 and 2008, and the

Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In thousands)

derivative instrument is reported in current earnings. The fair market value of the interest rate collar agreement at December 31, 2009 and 2008, was a $425 liability position and a $835 liability position, respectively, and is included in the accompanying combined balance sheets. The change in fair value of $410 and $835 for the years ended December 31, 2009 and 2008, respectively, is included in earnings.

On August 14, 2007, SGS entered into a loan agreement with a maximum principal amount of $155,000, related to the acquisition of the Sunset Gower Property. The loan was comprised of (i) an initial advance of $126,400 to partially finance the acquisition of the Sunset Gower Property and (ii) additional advances in a maximum principal amount of $28,600 to fund the development of the Technicolor Building. The debt bore interest per annum at a rate selected by the lender from among the following: the Eurodollar Rate, LIBOR plus 2.75%, the Adjusted Prime Rate, or the prime rate plus 5.00% per annum. The weighted average interest rates during the years ended December 31, 2009 and 2008 were 3.87% and 5.84%, respectively. The loan was payable in monthly installments of interest only and had an initial maturity date of September 14, 2008.

On May 29, 2008, SGS entered into a loan extension, which required a principal repayment of $23,870 and extended the maturity date to September 14, 2009. In addition, on September 14, 2008, the interest rate spread was increased to the one-month LIBOR plus 3.50%. SGS exercised the option to extend such loan until March 14, 2010. The loan is collateralized by substantially all of the assets of SGS including an assignment of rents and leases. The outstanding balance of the SGS loan as of December 31, 2009 and December 31, 2008 was $115,000. The SGS loan was repaid as part of the completion of the IPO on June 24, 2010.

As a requirement of the SGS mortgage loan, SGS entered into an interest rate cap agreement, in order to cap the one-month LIBOR rate at 6.00%. As part of the May 2008 loan modification, SGS entered into an interest rate cap agreement in order to cap the one-month LIBOR rate at 4.75%, effective as of September 15, 2008. The notional amount and the terms of the interest rate cap are identical to the principal amount and terms of the mortgage loan. The cost related to the cap was $43 and it expired on September 15, 2009. On May 21, 2009, the Company entered into another interest rate cap agreement effective September 15, 2009 through March 15, 2010 to cap the interest rate during the extension of the loan at 4.75%. The fair market value of the interest rate cap agreement at December 31, 2009 and 2008 was $0 and $0, respectively. The change in fair value of $20 and $9 for the years ended December 31, 2009 and 2008, respectively, is included in interest expense in the accompanying combined statements of operations.

Hudson Pacific Properties, Inc.

Notes to Combined Financial Statements

For the Years Ended December 31, 2009 and 2008, and the

Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In thousands)

Pursuant to the terms of the SGS mortgage loan, the Company is required to maintain certain escrow and reserve accounts. Such balances were included in restricted cash in the accompanying combined balance sheets and were as follows as of:

	December 31, 2009		December 31, 2008
Taxes and insurance reserve *	$392		$922
Repair reserve *	133		133
Replacement reserve *	522		298
Debt service reserve *	431		479
Ground lease reserve *	46		46
General Reserve *	—		1
Security deposit	1,138		1,094
Deposit Account *	1,046		1,292

	$3,708	(1)	$4,265	(2)

(*)	Accounts controlled by lender and or its servicing agent.
(1)	In addition to these reserves and accounts, 875 Howard Street Property was holding $523 of tax and insurance reserve.
(2)	In addition to these reserves and accounts, HFOP City Plaza, LLC was also holding $340 of security deposits and 875 Howard Street Property was holding $373 of tax and insurance reserve.

The following table summarizes the stated debt maturities and scheduled principal repayments at December 31, 2009:

2010	$152,000
2011	37,518

$189,518

7. Leases

In May 2006, the previous owner of Sunset Gower entered into a lease agreement with Technicolor (the “Technicolor Lease”) whereby Technicolor leased a six story office and technical production building that was constructed and completed by the Company in June 2008. The lease term is 12 years and six months commencing as of December 1, 2007, with two consecutive options (exercisable upon eighteen months written notice) to extend the lease five years each at an increased rent based on Fair Market Value, as defined in the Technicolor Lease. The Technicolor Lease contains provisions for scheduled rent abatements and rent increases over the term of the lease. During the years ended December 31, 2009 and 2008, the Company recognized $5,813 and $2,617, respectively, of revenue related to the Technicolor Lease, including tenant recoveries. Straight-line rent receivables as of December 31, 2009 and 2008 included $2,122 and $1,353, respectively of straight-line rent receivable related to the Technicolor lease.

In conjunction with the acquisition of the Sunset Gower Property, SGS assumed a ground lease agreement for a portion of the land with an unrelated party. Commencing September 1, 2007, the monthly rent

Hudson Pacific Properties, Inc.

Notes to Combined Financial Statements

For the Years Ended December 31, 2009 and 2008, and the

Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In thousands)

increased to $15, whereas the monthly rent totaled $14 at the time of acquisition. The rental rate is subject to adjustment in February 2011 and every seven years thereafter. The ground lease terminates March 31, 2060. The total ground lease expense for the years ended December 31, 2009 and 2008 totaled $181.

At the time of closing of the Sunset Bronson acquisition in 2008, Sunset Bronson entered into a $16,300, five year lease agreement with an affiliate of the seller, KTLA, Inc. (“KTLA”), that was entirely prepaid at closing. At December 31, 2009 and 2008 the Company had approximately $10,342 and $13,294, respectively, of prepaid rent related to this lease that is included in prepaid rent in the accompanying combined balance sheets. The Company straight-lined such prepaid rent and recognizes the rental revenue on a straight-line basis. The Company recognized $2,952 and $3,000 of rental revenue during the years ended December 31, 2009 and 2008, respectively related to the KTLA lease. On December 8, 2008, Tribune Company and several of its affiliates, including KTLA, filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code. On June 25, 2009, KTLA assumed its lease for the KTLA Building and cured all outstanding prepetition amounts due and owing to Sunset Bronson. In June 2009, Sunset Bronson executed an extension of the KTLA lease through January 2016 for additional base rent payments that escalate over the extended life of the lease.

With the exception of the Technicolor Lease and the KTLA lease, the other SGS and Sunset Bronson leases are generally short term in nature (less than one year); accordingly, the Company does not straight-line rent related to such leases. City Plaza currently has multiple lease agreements with tenants related to the City Plaza Property.

The 875 Howard Street Property was 65% leased and occupied at December 31, 2009 and 100% leased and occupied as of December 31, 2008 and 2007. One of the tenants has a lease that will expire in December 2013, with two five year renewal options, while the more significant tenant was on a six-month renewal option and moved out in February 2009.

The Properties are leased to tenants under operating leases with initial term expiration dates ranging from 2010 to 2020. As of December 31, 2009, the minimum future cash rents receivable (excluding tenant reimbursements for operating expenses) under noncancelable operating leases for the Properties in each of the next five years and thereafter are as follows:

2010	$10,109
2011	13,758
2012	13,283
2013	13,219
2014	12,326
Thereafter	54,252

$116,947

Hudson Pacific Properties, Inc.

Notes to Combined Financial Statements

For the Years Ended December 31, 2009 and 2008, and the

Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In thousands)

8. Fair Value of Financial Instruments

The carrying values of cash and cash equivalents, restricted cash, receivables, payables, and accrued liabilities are reasonable estimates of fair value because of the short-term maturities of these instruments. Fair values for notes payable are estimates based on rates currently prevailing for similar instruments of similar maturities. The estimated fair values of interest-rate collar/cap arrangements were derived from estimated values obtained from the counterparties based on observable market data for similar instruments.

	December 31, 2009		December 31, 2008
	Carrying Value	Fair Value	Carrying Value	Fair Value
Notes payable	$189,518	$188,389	$185,594	$180,756
Interest rate cap asset	—	—	—	—
Interest rate collar liability	425	425	835	835

	$189,943	$188,814	$186,429	$181,591

9. Commitments and Contingencies

Legal

The Company is subject to certain legal proceedings and claims arising in connection with its business. Management believes, based in part upon consultation with legal counsel, that the ultimate resolution of all such claims will not have a material adverse effect on the Company’s combined results of operations, financial position, or cash flows.

Commitments

On December 1, 2008, City Plaza entered into a management agreement (“Agreement”) with a third party (“Manager”) for a one year period. The term shall renew automatically for successive six month terms unless terminated by City Plaza or Manager. The Manager earns either the greater of $4 per month or 1.25% of Gross Income, as defined in the Agreement, collected from the City Plaza Property for the preceding month. For the year ended December 31, 2009, the Company incurred $58 of property management fees of which none was payable at December 31, 2009. The Agreement also provides for a construction management fee to be based upon an incremental scale, as defined in the Agreement. The Company has not incurred any construction management fees to date.

Pursuant to the Purchase and Sale Agreement dated August 11, 2008, City Plaza entered into an agreement pursuant to which it agreed to pay the Seller, as defined in the agreement, of the City Plaza property a Contingent Payment, as defined in the agreement, equal to 25% of net proceeds from any Capital Event, as defined in the agreement, in excess of proceeds necessary to provide an 11% unlevered IRR on the investment amount of $54,000. This obligation continues until either the Seller receives $5,000, a transfer of the property to an unaffiliated third party occurs or a transfer of the membership interest of the Company to an unaffiliated third party occurs. Pursuant to a letter agreement dated March 1, 2010, the Seller has agreed that the transfer of City Plaza in the formation transactions shall terminate the Contingent Payment obligation without giving rise to any payment.

Hudson Pacific Properties, Inc.

Notes to Combined Financial Statements

For the Years Ended December 31, 2009 and 2008, and the

Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In thousands)

Concentrations

All of the Company’s Properties are located in Southern California which exposes the Company to greater economic risks than if it owned a more geographically dispersed portfolio. Further, for the year ended December 31, 2009, approximately 75% of the Company’s revenues were derived from tenants in the media and entertainment industry which makes the Company particularly susceptible to demand for rental space in such industry. Consequently, the Company is subject to the risks associated with an investment in real estate with a concentration of tenants in that industry. For the year ended December 31, 2009, Technicolor Lease accounted for approximately 15% of total revenues and the KTLA lease accounted for approximately 11% of total revenues. Another media and entertainment tenant accounted for approximately 11% of total revenues.

10. Related-Party Transactions

The Properties, except for the 875 Howard Street Property, are managed by Hudson Studios Management, LLC (“Hudson Management”), an affiliate of the Company.

Upon acquisition of the Sunset Gower Property, SGS entered into a five year management agreement with Hudson Management to pay a monthly management fee equal to $54 for the first 24 months of the term and $42 for the remaining 36 months. For the years ended December 31, 2009 and 2008, and during the period from July 31, 2007 (inception) to December 31, 2007, management fees of $591, $650 and $255, respectively, had been incurred. In addition, Hudson Management is entitled to a construction management fee of $300 plus 5% of the hard costs in association with other future developments. As of December 31, 2009 and 2008, $300 of construction management fees had been capitalized to construction in progress.

Upon acquisition of the Sunset Bronson Property, Sunset Bronson entered into an agreement with Hudson Management to pay a management fee equal to $33 per month through December 31, 2009 and $25 per month thereafter for the remaining five year term. For the years ended December 31, 2009 and 2008, $400 and $367, respectively, of management fees had been incurred.

The developer and manager of the 875 Howard Street Property is TMG Partners and Flynn Properties, Inc. TMG Partners is also the managing member. TMG Partners and Flynn Properties, Inc. jointly began providing property management services for the 875 Howard Street Property starting February 15, 2007. A monthly property management fee equal to the greater of $20 per month or 2.5% of gross rents received from tenants during each calendar month is paid in equal parts to TMG Partners and Flynn Properties, Inc. These fees totaled $240, $240 and $210 for the years ended December 31, 2009 and 2008, and the period from February 14, 2007 (Commencement of Operations) to December 31, 2007, respectively.

Under the management agreement, payroll-related costs were reimbursed to Flynn Properties, Inc. in the amount of $38 for the period from February 14, 2007 (Commencement of Operations) to December 31, 2007, and to TMG Partners and Flynn Properties, Inc. in the amount of $98 and $58 for the years ended December 31, 2009 and 2008, respectively.

Upon acquisition of the City Plaza Property, City Plaza entered into an agreement with Hudson Management to pay a management fee equal to $10 per month. For the years ended December 31, 2009 and 2008, the Company paid $120 and $40, respectively, to Hudson Management.

Hudson Pacific Properties, Inc.

Notes to Combined Financial Statements

For the Years Ended December 31, 2009 and 2008, and the

Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In thousands)

11. Segment Reporting

The Company’s reporting segments are based on the Company’s method of internal reporting which classifies its operations into two reporting segments: (i) Office Properties, and (ii) Media and Entertainment Properties. The office properties reporting segment includes the 875 Howard Street Property, City Plaza Property and the Technicolor Building, while the media and entertainment reporting segment includes the Sunset Gower Property (including the 6060 Building), and the Sunset Bronson Property. The Company evaluates performance based upon property net operating income from continuing operations (“NOI”) of the combined properties in each segment. NOI is not a measure of operating results or cash flows from operating activities as measured by GAAP, is not indicative of cash available to fund cash needs and should not be considered an alternative to cash flows as a measure of liquidity. All companies may not calculate NOI in the same manner. The Company considers NOI to be an appropriate supplemental measure to net income because it helps both investors and management to understand the core operations of the Company’s properties. The Company defines NOI as operating revenues (including rental revenues, other property related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes management fees and general and administrative expenses). NOI excludes depreciation and amortization, impairments, gain/loss on sale of real estate, interest expense, and other non-operating items.

Summary information for the reportable segments follows for the year ended December 31, 2009 is as follows:

	Office Properties	Media and Entertainment Properties	Total
Rental revenues	$11,058	$19,909	$30,967
Tenant recoveries	2,029	1,463	3,492
Other property related revenue	—	7,193	7,193
Other operating revenues	158	60	218

Total revenues	13,245	28,625	41,870
Operating expenses	6,322	16,810	23,132

Net operating income	$6,923	$11,815	$18,738

Summary information for the reportable segments for the year ended December 31, 2008 is as follows:

	Office Properties	Media and Entertainment Properties	Total
Rental revenues	$8,235	$22,075	$30,310
Tenant recoveries	1,504	1,544	3,048
Other property related revenue	—	9,554	9,554
Other operating revenues	41	92	133

Total revenues	9,780	33,265	43,045
Operating expenses	3,003	19,926	22,929

Net operating income	$6,777	$13,339	$20,116

Hudson Pacific Properties, Inc.

Notes to Combined Financial Statements

For the Years Ended December 31, 2009 and 2008, and the

Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In thousands)

Summary information for the reportable segments follows for the period February 14, 2007 (commencement of operations) to December 31, 2007 is as follows:

	Office Properties	Media and Entertainment Properties	Total
Rental revenues	$3,905	$4,215	$8,120
Tenant recoveries	620	58	678
Other property related revenue	—	2,750	2,750
Other operating revenues	—	7	7

Total revenues	4,525	7,030	11,555
Operating expenses	1,182	4,732	5,914

Net operating income	$3,343	$2,298	$5,641

The following is a reconciliation from NOI to reported net income, the most direct comparable financial measure calculated and presented in accordance with GAAP:

	Year Ended December 31, 2009	Year Ended December 31, 2008	Period February 14, 2007 (commencement of operations) to December 31, 2007
Net operating income	$18,738	$20,116	$5,641
Interest income	18	48	57
Unrealized gain (loss) on interest rate collar	399	(835)	(24)
Depreciation and amortization	(10,930)	(9,693)	(3,592)
Interest expense	(8,774)	(12,029)	(6,096)
Other expense	(95)	(21)	—
Loss on sale of real estate	—	(208)	—

Net income (loss)	$(644)	$(2,622)	$(4,014)

There were no intersegment sales or transfers during the years ended December 31, 2009 and 2008, and the period from February 14, 2007 (inception) to December 31, 2007.

The Company’s total assets by segment were as follows as of:

	Office Properties	Media and Entertainment Properties	Total
December 31, 2009	$188,724	$259,510	$448,234

December 31, 2008	$183,789	$262,248	$446,037

Hudson Pacific Properties, Inc.

Notes to Combined Financial Statements

For the Years Ended December 31, 2009 and 2008, and the

Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In thousands)

Schedule III

Consolidated Real Estate and Accumulated Depreciation

(Amounts in thousands)

			Initial Cost		Cost Capitalized Subsequent to Acquisition		Gross Carrying Amount at December 31, 2009			Accumulated Depreciation at December 31, 2009	Year Built/ Renovated	Year Acquired
Property Name	Encumbrances at December 31, 2009		Land	Building & Improvements	Improvements	Carrying Costs	Land	Building & Improvements	Total
Office
City Plaza	$—		$14,939	$34,135	$2,669	$—	$14,939	$36,804	$51,743	$(1,792)	1969/99	2008
Technicolor Building	—	*	6,598	27,187	25,455	3,088	6,598	55,730	62,328	(3,099)	2008	2007
875 Howard Street Property	37,518		18,058	41,046	2,923	903	18,058	44,872	62,930	(3,870)	Various	2007
Media and Entertainment
Sunset Gower	115,000	*	75,749	58,969	5,132	—	75,749	64,101	139,850	(4,569)	Various	2007
Sunset Bronson	37,000		77,698	32,374	2,423	—	77,698	34,797	112,495	(3,538)	Various	2008

Total	$189,518		$193,042	$193,711	$38,602	$3,991	$193,042	$236,304	$429,346	$(16,868)

*	The Technicolor Building and Sunset Gower are encumbered by the same $115,000 note payable.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of Hudson Pacific Properties, Inc.

We have audited the accompanying balance sheets of Howard Street Associates, LLC (the Company) as of December 31, 2009 and 2008, and the related statements of operations, members’ equity, and cash flows for the years ended December 31, 2009 and 2008, and the period from February 14, 2007 (Commencement of Operations) to December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of Howard Street Associates, LLC as of December 31, 2009 and 2008, and the results of their operations and its cash flows for the years ended December 31, 2009 and 2008, and the period from February 14, 2007 (Commencement of Operations) to December 31, 2007, in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Los Angeles, California

November 22, 2010

Howard Street Associates, LLC

Balance Sheets

	December 31
	2009	2008
	(In Thousands)
Assets
Real estate assets:
Land	$18,058	$18,058
Land improvements	564	564
Building and improvements	38,393	38,393
Tenant improvements	2,278	2,278
Property under development	3,637	93

Total real estate held for investment	62,930	59,386
Accumulated depreciation and amortization	(3,870)	(3,218)

Total investment in real estate, net	59,060	56,168

Cash and cash equivalents	1,438	858
Restricted cash	523	373
Deferred financing costs, net of accumulated amortization of $560 and $358 at December 31, 2009 and 2008, respectively	201	364
Lease intangibles, net of accumulated amortization of $2,047 and $1,848 at December 31, 2009 and 2008, respectively	794	993
Lease commissions, net of accumulated amortization of $720 and $878 at December 31, 2009 and 2008, respectively	1,535	502
Prepaid expenses and other assets	66	77

Total assets	$63,617	$59,335

Liabilities and members’ equity
Notes payable	$37,518	$33,594
Accounts payable and accrued liabilities	1,818	493
Below-market leases net of accumulated amortization of $5,430 and $4,334 at December 31, 2009 and 2008, respectively	11,637	12,733
Prepaid rent	83	181
Security deposits	904	—

Total liabilities	51,960	47,001

Members’ equity	11,657	12,334

Total liabilities and equity	$63,617	$59,335

See accompanying notes.

Howard Street Associates, LLC

Statements of Operations

			Period From February 14, 2007 (Commencement of Operations) to December 31, 2007

	Year Ended December 31,
	2009	2008
	(In Thousands)
Revenues:
Rental income	$1,997	$4,444	$3,905
Tenant recoveries	396	718	620
Other	140	—	—

Total revenues	2,533	5,162	4,525

Expenses:
Office operating expenses	1,589	641	720
Real estate taxes	239	557	462
Depreciation and amortization	950	3,094	2,851

Total operating expenses	2,778	4,292	4,033

Income from operations	(245)	870	492

Other expense (income):
Interest expense	422	1,785	2,236
Interest income	(1)	(3)	(14)
Unrealized loss of interest rate contracts	11	—	24

	432	1,782	2,246

Net loss	$(677)	$(912)	$(1,754)

See accompanying notes.

Howard Street Associates, LLC

Statements of Members’ Equity

	TMG-Flynn SOMA, LLC	SOMA Square Investors, LLC	Total Members’ Equity
	(In Thousands)
February 14, 2007 (Commencement of Operations)	$—	$—	$—
Member contributions	900	14,100	15,000
Net loss	(105)	(1,649)	(1,754)

Balance at December 31, 2007	795	12,451	13,246
Net loss	(55)	(857)	(912)

Balance at December 31, 2008	740	11,594	12,334
Net loss	(41)	(636)	(677)

Balance at December 31, 2009	$699	$10,958	$11,657

See accompanying notes.

Howard Street Associates, LLC

Statements of Cash Flows

			Period From February 14, 2007 (Commencement of Operations) to December 31, 2007

	Year Ended December 31,
	2009	2008
	(In Thousands)
Operating activities
Net loss	$(677)	$(912)	$(1,754)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	950	3,094	2,851
Amortization of deferred financing costs	88	187	171
Amortization of below-market rents	(1,096)	(2,169)	(2,165)
Unrealized loss on interest loss contract	11	—	24
Changes in operating assets and liabilities:
Lease commissions, prepaid expenses and other assets	(1,122)	7	(343)
Accounts payable and accrued liabilities	431	115	521
Restricted cash	(150)	(145)	(228)
Prepaid rent	(98)	40	141
Security deposits	904	—	—

Net cash provided by (used in) operating activities	(759)	217	(782)

Investing activities
Additions to investment in real estate	(2,535)	(102)	(66)
Acquisition of investment property	—	—	(46,257)

Net cash used in investing activities	(2,535)	(102)	(46,323)

Financing activities
Proceeds from notes payable	3,924	343	33,251
Contributions by members	—	—	15,000
Payment of loan costs and interest rate contracts	(50)	—	(746)

Net cash provided by financing activities	3,874	343	47,505

Net increase in cash and cash equivalents	580	458	400
Cash and cash equivalents at beginning of period	858	400	—

Cash and cash equivalents at end of period	$1,438	$858	$400

Supplemental disclosure of cash flow information
Cash paid for interest, net of amounts capitalized	$719	$1,667	$1,923

See accompanying notes.

Howard Street Associates, LLC

Notes to the Financial Statements

Years Ended December 31, 2009 and 2008

and the Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In Thousands)

1. Formation and Limited Liability Company Agreement

Howard Street Associates, LLC, a Delaware limited liability company (the Company), was formed on December 6, 2006, to acquire, refurbish, re-tenant, improve, operate, market, lease, finance, and ultimately dispose of a commercial building located at 875-899 Howard Street, San Francisco, California (the Project).

The Project was acquired on February 15, 2007, and the Company commenced operation of the Project.

The members of the Company are TMG-Flynn SOMA, LLC, a Delaware limited liability company (the Managing Member), and SOMA Square Investors, LLC, a Delaware limited liability company (the Investor Member). The percentage interests of the Managing Member and the Investor Member are 6% and 94%, respectively. The members have committed to contribute a maximum of $18,000 in cash to the Company on a pari passu basis.

The Company will continue until December 31, 2057, unless terminated sooner, as provided in the Limited Liability Company Agreement (the Company Agreement).

The Members are to receive various cash distribution preferences. The Managing Member will receive additional cash distributions as each level of the cash distribution preferences is attained. The preferences include a complete return of the members’ invested capital, and preferred returns on invested capital at rates of 10%, 18%, 27.5%, and 35%, depending upon the amount of cash proceeds actually distributed.

Profits and losses are allocated in accordance with the partnership agreement and generally follow distributions.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying combined financial statements of the Company are prepared in accordance with U.S. generally accepted accounting principles (GAAP).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of commitments and contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could materially differ from these estimates.

Investment in Real Estate

The property is carried at cost less accumulated depreciation and amortization. The Company allocates the cost of an acquisition, including the assumption of liabilities, to the acquired tangible assets and identifiable intangibles based on their estimated fair values in accordance with GAAP. The Company assesses fair value based on estimated cash flow projections that utilize appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors, including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of tangible assets of an acquired property considers the value of the property as if it was vacant.

Howard Street Associates, LLC

Notes to the Financial Statements

Years Ended December 31, 2009 and 2008

and the Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In Thousands)

The Company records acquired “above and below” market leases at fair value using discount rates that reflect the risks associated with the leases acquired. The amount recorded is based on the present value of the difference between (i) the contractual amounts to be paid pursuant to each in-place lease;; and (ii) management’s estimate of fair market lease rates for each in-place lease, measured over a period equal to the remaining term of the lease for above-market leases and the initial term plus the extended term for any leases with below-market renewal options. Other intangible assets acquired include amounts for in-place lease values that are based on the Company’s evaluation of the specific characteristics of each tenant’s lease. Factors considered include estimates of carrying costs during hypothetical expected lease-up periods, market conditions, and costs to execute similar leases. In estimating carrying costs, the Company includes estimates of lost rents at market rates during the hypothetical expected lease-up periods, which are dependent on local market conditions. In estimating costs to execute similar leases, the Company considers leasing commissions, legal, and other related costs.

The capitalized below-market lease values are amortized as an increase to rental income over the terms in the respective leases. As of December 31, 2009 and 2008, the Company had a liability related to below-market leases of $11,637 and $12,733, respectively, net of accumulated amortization of $5,430 and $4,334, respectively. The weighted-average amortization period for the Company’s below market leases was approximately 13.2 and 13.9 years as of December 31, 2009 and 2008, respectively.

The table below presents the expected amortization related to the acquired in-place lease value and acquired below-market leases at December 31, 2009:

	2010	2011	2012	2013	2014	Thereafter	Total
Amortization expense:
Acquired in-place lease value	$60	$60	$60	$60	$60	$494	$794
Adjustments to rental revenues:
Below market leases	$880	$881	$881	$881	$881	$7,233	$11,637

The Company capitalizes direct construction and development costs, including predevelopment costs, interest, property taxes, insurance, and other costs directly related and essential to the acquisition, development, or construction of a real estate project. Construction and development costs are capitalized while substantial activities are ongoing to prepare an asset for its intended use. The Company considers a construction project as substantially complete and held available for occupancy upon the completion of tenant improvements, but no later than one year after cessation of major construction activity. Costs incurred after a project is substantially complete and ready for its intended use, or after development activities have ceased, are expensed as incurred. Costs previously capitalized related to abandoned acquisitions or developments are charged to earnings. Expenditures for repairs and maintenance are expensed as incurred.

The Company computes depreciation using the straight-line method over the estimated useful lives as follows:

Land improvements	15 years
Building and improvements	39 years
Tenant improvements and leasing commissions	15 years
Furniture and equipment	5 to 7 years

Howard Street Associates, LLC

Notes to the Financial Statements

Years Ended December 31, 2009 and 2008

and the Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In Thousands)

Above- and below-market lease intangibles are amortized to revenue over the remaining non-cancelable lease terms and bargain renewal periods, if any. Other in-place lease intangibles are amortized to expense over the remaining non-cancelable lease term and bargain renewal periods, if any.

Impairment of Long-Lived Assets

The Company assesses the carrying value of real estate assets and related intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable in accordance with GAAP. Impairment losses are recorded on real estate assets held for investment when indicators of impairment are present and the future undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. The Company recognizes impairment losses to the extent the carrying amount exceeds the fair value of the properties. Properties held for sale are recorded at the lower of cost or estimated fair value less the cost to sell. The Company did not record any impairment charges related to its real estate assets and related intangibles during 2009, 2008 and 2007.

Cash and Cash Equivalents

Cash and cash equivalents are defined as cash on hand and in banks plus all short-term investments with an original maturity of three months or less when purchased.

The Company maintains some of its cash in bank deposit accounts that, at times, may exceed the federally insured limit. No losses have been experienced related to such accounts.

Restricted Cash

Restricted cash consists of amounts held by lenders to provide for future real estate taxes and insurance expenditures.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable consist of amounts due for monthly rents and other charges. The Company maintains an allowance for doubtful accounts, including an allowance for straight-line rent receivables, for estimated losses resulting from tenant defaults or the inability of tenants to make contractual rent and tenant recovery payments. The Company monitors the liquidity and creditworthiness of its tenants and operators on an ongoing basis. This evaluation considers industry and economic conditions, property performance, credit enhancements, and other factors. For straight-line rent amounts, the Company’s assessment is based on amounts estimated to be recoverable over the term of the lease. At December 31, 2009 and 2008, management believes that the collectability of straight-line rent balances is reasonably assured; accordingly, no allowance was established against straight-line rent receivables. The Company evaluates the collectability of accounts receivable based on a combination of factors. The allowance for doubtful accounts is based on specific identification of uncollectable accounts and the Company’s historical collection experience. The Company recognizes an allowance for doubtful accounts based on the length of time the receivables are past due, the current business environment, and the Company’s historical experience. Historical experience has been within management’s expectations.

Howard Street Associates, LLC

Notes to the Financial Statements

Years Ended December 31, 2009 and 2008

and the Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In Thousands)

Revenue Recognition

The Company recognizes rental revenue from tenants on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased asset. The net impact of the amortization of acquired below-market leases increased revenue by $1,096, $2,169 and $2,165 for the years ended December 31, 2009, 2008, and the period from February 14, 2007 (Commencement of Operations) to December 31, 2007, respectively. For assets acquired subject to leases, the Company recognizes revenue upon acquisition of the asset, provided the tenant has taken possession or controls the physical use of the leased asset.

If the lease provides for tenant improvements, the Company determines whether the tenant improvements, for accounting purposes, are owned by the tenant or the Company. When the Company is the owner of the tenant improvements, the tenant is not considered to have taken physical possession or have control of the physical use of the leased asset until the tenant improvements are substantially completed. When the tenant is the owner of the tenant improvements, any tenant improvement allowance that is funded is treated as a lease incentive and amortized as a reduction of revenue over the lease term. Tenant improvement ownership is determined based on various factors, including, but not limited to:

•	Whether the lease stipulates how and on what a tenant improvement allowance may be spent;

•	Whether the tenant or landlord retains legal title to the improvements at the end of the lease term;

•	Whether the tenant improvements are unique to the tenant or general purpose in nature; and

•	Whether the tenant improvements are expected to have any residual value at the end of the lease.

Certain leases provide for additional rents contingent upon a percentage of the tenant’s revenue in excess of specified base amounts or other thresholds. Such revenue is recognized when actual results reported by the tenant, or estimates of tenant results, exceed the base amount or other thresholds. Such revenue is recognized only after the contingency has been removed (when the related thresholds are achieved), which may result in the recognition of rental revenue in periods subsequent to when such payments are received.

Other property-related revenue is revenue that is derived from the tenants’ use of lighting, equipment rental, parking, power, HVAC and telecommunications (phone and internet). Other property-related revenue is recognized when these items are provided.

Tenant recoveries related to reimbursement of real estate taxes, insurance, repairs and maintenance, and other operating expenses are recognized as revenue in the period the applicable expenses are incurred. The reimbursements are recognized and presented gross, as the Company is generally the primary obligor with respect to purchasing goods and services from third-party suppliers, has discretion in selecting the supplier, and bears the associated credit risk.

The Company recognizes gains on sales of properties upon the closing of the transaction with the purchaser. Gains on properties sold are recognized using the full accrual method when (i) the collectability of the sales price is reasonably assured, (ii) the Company is not obligated to perform significant activities after the sale, (iii) the initial investment from the buyer is sufficient, and (iv) other profit recognition criteria have been satisfied. Gains on sales of properties may be deferred in whole or in part until the requirements for gain recognition have been met.

Howard Street Associates, LLC

Notes to the Financial Statements

Years Ended December 31, 2009 and 2008

and the Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In Thousands)

Deferred Financing Costs

Deferred financing costs are amortized over the term of the respective loan. Loan costs, net of related amortization, totaled $201 and $364 as of December 31, 2009 and 2008, respectively, and are included in deferred financing costs, net of accumulated amortization of $560 and $358 as of December 31, 2009 and 2008, respectively, in the accompanying balance sheets.

Derivative Financial Instruments

The Company manages interest rate risk associated with borrowings by entering into interest rate derivative contracts. The Company recognizes all derivatives on the balance sheet at fair value. Derivatives that are not hedges are adjusted to fair value and the changes in fair value are reflected as income or expense. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives are either offset against the change in the fair value of the hedged assets, liabilities, or firm commitments through earnings, or recognized in other comprehensive income, which is a component of equity. The ineffective portion of a derivative’s change in fair value is immediately recognized in earnings.

The Company held one interest rate cap with a fair value of $0 at December 31, 2009 and 2008. The Company did not use hedge accounting for this instrument.

Fair Value of Assets and Liabilities

Under GAAP, the Company is required to measure certain financial instruments at fair value on a recurring basis. In addition, the Company is required to measure other financial instruments and balances at fair value on a non-recurring basis (e.g., carrying value of impaired real estate and long-lived assets). Fair value is defined as the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The GAAP fair value framework uses a three-tiered approach. Fair value measurements are classified and disclosed in one of the following three categories:

Level 1:	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

Level 2:	Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

Level 3:	Prices or valuation techniques where little or no market data is available that requires inputs that are both significant to the fair value measurement and unobservable.

When available, the Company utilizes quoted market prices from an independent third-party source to determine fair value and classifies such items in Level 1 or Level 2. In instances where the market for a financial instrument is not active, regardless of the availability of a non-binding quoted market price, observable inputs might not be relevant and could require the Company to make a significant adjustment to derive a fair value measurement. Additionally, in an inactive market, a market price quoted from an independent third party may rely more on models with inputs based on information available only to that independent third party. When the Company determines the market for a financial instrument owned by the Company to be illiquid or when market

Howard Street Associates, LLC

Notes to the Financial Statements

Years Ended December 31, 2009 and 2008

and the Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In Thousands)

transactions for similar instruments do not appear orderly, the Company uses several valuation sources (including internal valuations, discounted cash flow analysis, and quoted market prices) and establishes a fair value by assigning weights to the various valuation sources.

Changes in assumptions or estimation methodologies can have a material effect on these estimated fair values. In this regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, may not be realized in an immediate settlement of the instrument.

The Company considers the following factors to be indicators of an inactive market: (i) there are few recent transactions; (ii) price quotations are not based on current information; (iii) price quotations vary substantially either over time or among market makers (for example, some brokered markets); (iv) indexes that previously were highly correlated with the fair values of the asset or liability are demonstrably uncorrelated with recent indications of fair value for that asset or liability; (v) there is a significant increase in implied liquidity risk premiums, yields, or performance indicators (such as delinquency rates or loss severities) for observed transactions or quoted prices when compared with the Company’s estimate of expected cash flows, considering all available market data about credit and other non-performance risk for the asset or liability; (vi) there is a wide bid-ask spread or significant increase in the bid-ask spread; (vii) there is a significant decline or absence of a market for new issuances (that is, a primary market) for the asset or liability or similar assets or liabilities; and (viii) little information is released publicly (for example, a principal-to-principal market).

The Company considers the following factors to be indicators of non-orderly transactions: (i) there was not adequate exposure to the market for a period before the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets or liabilities under current market conditions; (ii) there was a usual and customary marketing period, but the seller marketed the asset or liability to a single market participant; (iii) the seller is in or near bankruptcy or receivership (that is, distressed), or the seller was required to sell to meet regulatory or legal requirements (that is, forced); and (iv) the transaction price is an outlier when compared with other recent transactions for the same or similar assets or liabilities.

The Company’s interest rate contract and interest rate cap agreements are classified as Level 2 and their fair value is derived from estimated values obtained from the counterparties based on observable market data for similar instruments.

Unrealized losses associated with Level 2 liabilities were $11, $0 and $24 for the years ended December 31, 2009, 2008, and the period from February 14, 2007 (Commencement of Operations) to December 31, 2007, respectively.

Income Taxes

No provision for federal income taxes has been made as the liabilities for such taxes is that of the members, not the Company. The Company is subject to the statutory requirements of the state in which it conducts business.

Howard Street Associates, LLC

Notes to the Financial Statements

Years Ended December 31, 2009 and 2008

and the Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In Thousands)

3. Investment in Real Estate

As described above, the property was acquired for $46,000 plus closing costs and prorations on February 15, 2007, and, as such, the following table represents the Company’s purchase price allocation:

Total
Consideration paid to acquire Project:
Cash consideration	$46,257

Total consideration paid to acquire Project	$46,257

Allocation of consideration paid to acquire Project:
Investment in real estate, net	$59,104
Lease intangibles, net	2,841
Leasing commissions	1,122
Below-market leases	(17,067)
Other net assets acquired	257

Total allocation of consideration paid to acquire Project	$46,257

During 2009, the Company began a redevelopment of a portion of the Project which was completed during 2010. For the year ended December 31, 2009, the Company capitalized $544 of interest expense and $358 of property operating costs as part of the redevelopment.

4. Loan Payable

On February 15, 2007, the Company obtained a loan commitment of $57,628 with a bank as financing for the Project, with monthly interest-only payments due. An initial loan advance of $32,618 was made on February 15, 2007 and additional draws were taken of $633, $343 and $3,924, during the period from February 14, 2007 (Commencement of Operations) to December 31, 2007, and the years ended December 31, 2008 and 2009, respectively. The additional loan advances are for capital expenses, leasing expenses, operating expenses, and interest coverage expenses. The loan was originally scheduled to mature on February 13, 2011, subject to an option to extend the maturity date for one 12-month term upon compliance with certain terms and conditions. In June 2010, the loan was repaid. The loan is secured by a deed of trust, assignment of leases, security agreement, and fixture filing on the Project.

The loan bears interest at the 30-day LIBOR plus 1.75% (2.000% at December 31, 2009, 3.625% at December 31, 2008, and 7.0% at December 31, 2007). The loan interest rate is reset on the second London business day before the ninth day of each calendar month, and is rounded up to the nearest one-eighth of one percent (1/8%).

Under the loan agreement, the Company was required to purchase an interest rate cap agreement and maintain such a cap for the duration of the loan until the loan is fully repaid. On February 14, 2007 (Commencement of Operations), the Company purchased, for a premium of $24, an interest rate cap effective February 14, 2007 (Commencement of Operations) through February 14, 2009, which limited its LIBOR exposure to a maximum rate of 6.25%. Upon the termination of the interest rate cap, the Company purchased, for a premium of $11, an interest rate cap effective February 14, 2009 through February 14, 2010, which limited its LIBOR exposure to a maximum rate of 4.25%. Under a separate agreement entered into between the bank and

Howard Street Associates, LLC

Notes to the Financial Statements

Years Ended December 31, 2009 and 2008

and the Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In Thousands)

the Company, the Company’s right, title, and interest in the cap were assigned directly to the bank, such that during the period of time the loan remains outstanding, in the event that LIBOR exceeded the capped rate, the excess due to the Company from the provider of the cap will be paid directly to the bank, resulting in the Company limiting its variable portion of the interest expense to the capped rate plus 1.75%. Through December 31, 2009, no amounts have been paid to the bank under the interest rate cap as the LIBOR has not exceeded the capped rate.

The Company is exposed to credit loss in the event of non-performance by other parties to the interest rate cap agreement; however, the Company does not anticipate any non-performance by counter parties.

5. Tenant Concentrations

For the years ended December 31, 2009 and 2008, one tenant accounted for 32% and 73%, respectively, of the Property’s total revenues and another tenant accounted for 68% and 27%, respectively, of total revenues for the same period. For the period from February 14, 2007 (Commencement of Operations) to December 31, 2007, one tenant accounted for 69% of the Property’s total revenues and another tenant accounted for 31% of total revenues for the same period.

6. Related-Party Transactions

The developer and manager of the Project is TMG Partners and Flynn Properties, Inc. TMG Partners is also the managing member of the Managing Member. TMG Partners and Flynn Properties, Inc. jointly began providing property management services for the Company starting February 15, 2007. A monthly property management fee equal to the greater of $20 per month or 2.5% of gross rents received from tenants during each calendar month is paid in equal parts to TMG Partners and Flynn Properties, Inc. These fees totaled $240, $240 and $210 for the years ended December 31, 2009 and 2008, and the period from February 14, 2007 (Commencement of Operations) to December 31, 2007, respectively.

Under the management agreement, payroll-related costs were reimbursed to Flynn Properties, Inc. in the amount of $38 for the period from February 14, 2007 (Commencement of Operations) to December 31, 2007, and to TMG Partners and Flynn Properties, Inc. in the amount of $98 and $58 for the years ended December 31, 2009 and 2008, respectively.

Payroll-related costs are included in maintenance and repairs expense.

7. Commitments and Contingencies

The Company has been named as a defendant in a number of lawsuits in the ordinary course of business. Management believes that the ultimate settlement of these suits will not have a material adverse effect on the Company’s financial position and results of operations.

8. Lease Commitments

The Project was 65% leased and occupied at December 31, 2009 and 100% leased and occupied as of December 31, 2008 and 2007. One of the tenants has a lease that will expire in December 2013, with two five-year renewal options, while the more significant tenant was on a six-month renewal option and moved out in February 2009.

Howard Street Associates, LLC

Notes to the Financial Statements

Years Ended December 31, 2009 and 2008

and the Period from February 14, 2007 (Commencement of Operations) to December 31, 2007

(In Thousands)

On September 2, 2009, the Company entered into a 10-year lease agreement with a new tenant. On November 16, 2009, the Company entered into a seven-year lease agreement with another new tenant. The lease is subject to extension for one term of five years.

Minimum future rental income as of December 31, 2009, is as follows:

2010	$708
2011	2,286
2012	2,588
2013	3,163
2014	2,608
Thereafter	12,303

Total future minimum rents	$23,656

Minimum future rentals do not include expenses reimbursed by tenants, which are to be paid based on the building operating costs and property taxes.

9. Fair Value of Financial Instruments

The carrying values of cash and cash equivalents, restricted cash, receivables, payables, and accrued liabilities are reasonable estimates of fair value because of the short-term maturities of these instruments. The carrying value of variable rate notes payable are reasonable estimates of fair value.

	December 31, 2009		December 31, 2008
	Carrying Value	Fair Value	Carrying Value	Fair Value
Notes payable	$37,518	$37,518	$33,594	$33,594

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.

Date: November 29, 2010	By:	/S/ MARK LAMMAS
Mark Lammas
Chief Financial Officer

EXHIBITS

Exhibit No.
23.1	Consent of Ernst & Young LLP.

23.2	Consent of McGladrey & Pullen, LLP.